EXHIBIT 10.3

                       LETTER OF CREDIT FACILITY AGREEMENT

                                     between

                            OREGON STEEL MILLS, INC.,
                                  as Applicant

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                    as Issuer

                         TOTAL COMMITMENT -- $25,000,000

                                 MARCH 29, 2005

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                                    CONTENTS

ARTICLE I.      DEFINITIONS............................................................    1
     1.1        DEFINED TERMS..........................................................    1
     1.2        HEADINGS...............................................................    7
     1.3        GENERAL DEFINITIONAL PROVISIONS........................................    7

ARTICLE II.     FACILITY; ISSUER COMPENSATION..........................................    8
     2.1        LETTER OF CREDIT FACILITY..............................................    8
     2.2        REIMBURSEMENT..........................................................    8
     2.3        FEES; INTEREST.........................................................    9
     2.4        CHANGE OF CIRCUMSTANCES................................................    9
     2.5        TAXES; PAYMENTS........................................................    11
     2.6        DUTY TO MITIGATE.......................................................    12

ARTICLE III.    REPRESENTATIONS AND WARRANTIES.........................................    12
     3.1        LEGAL STATUS...........................................................    12
     3.2        DUE AUTHORIZATION; NO VIOLATION........................................    12
     3.3        APPROVALS; REGULATION..................................................    12
     3.4        VALIDITY; ENFORCEABILITY...............................................    13
     3.5        TAXES..................................................................    13
     3.6        LITIGATION, LABOR CONTROVERSIES........................................    13
     3.7        ERISA COMPLIANCE.......................................................    13
     3.8        ENVIRONMENTAL MATTERS..................................................    14
     3.9        NO DEFAULTS............................................................    14
     3.10       SOLVENCY...............................................................    14
     3.11       COMPLIANCE WITH LAW....................................................    14
     3.12       INSURANCE..............................................................    14
     3.13       TRUTH, ACCURACY OF INFORMATION.........................................    15

ARTICLE IV.     SECURITY...............................................................    15
     4.1        THE ACCOUNT............................................................    15

ARTICLE V.      CONDITIONS.............................................................    15
     5.1        CONDITIONS OF INITIAL ISSUANCE OF LETTER OF CREDIT.....................    15
     5.2        CONDITIONS OF EACH EXTENSION OF CREDIT.................................    16

ARTICLE VI.     COVENANTS..............................................................    17
     6.1        PAYMENTS...............................................................    17
     6.2        ACCOUNTING RECORDS.....................................................    17
     6.3        FINANCIAL INFORMATION AND REPORTS......................................    17
     6.4        COMPLIANCE.............................................................    18
     6.5        TAXES..................................................................    18
     6.6        NOTICE TO ISSUER.......................................................    18
     6.7        FURTHER ASSURANCES.....................................................    18

                                                                          PAGE i
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
ARTICLE VII.    EVENTS OF DEFAULT......................................................    18
     7.1        EVENTS OF DEFAULT......................................................    18
     7.2        REMEDIES...............................................................    20

ARTICLE VIII.   MISCELLANEOUS..........................................................    20
     8.1        NOTICES................................................................    20
     8.2        EXPENSES; INDEMNITY; DAMAGE WAIVER.....................................    21
     8.3        SUCCESSORS AND ASSIGNS.................................................    22
     8.4        NO WAIVER; CUMULATIVE REMEDIES.........................................    22
     8.5        SETOFF.................................................................    22
     8.6        AMENDMENT; COUNTERPARTS; INTEGRATION; EFFECTIVENESS....................    23
     8.7        NO THIRD PARTY BENEFICIARIES...........................................    23
     8.8        TIME...................................................................    23
     8.9        SEVERABILITY OF PROVISIONS.............................................    23
     8.10       CONFIDENTIALITY........................................................    23
     8.11       GOVERNING LAW..........................................................    24
     8.12       USA PATRIOT ACT NOTICE.................................................    24
     8.13       SUBMISSION TO JURISDICTION.............................................    25
     8.14       WAIVER OF JURY TRIAL...................................................    25
     8.15       OREGON STATUTORY NOTICE................................................    25

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                       LETTER OF CREDIT FACILITY AGREEMENT

        THIS LETTER OF CREDIT FACILITY AGREEMENT is entered into as of March 29, 2005, by and between OREGON STEEL MILLS, INC., a Delaware corporation ("Applicant") and U.S. BANK NATIONAL ASSOCIATION ("Issuer").

                                    RECITALS

        Applicant has requested the letter of credit facility described herein from Issuer, and Issuer has agreed to provide said letter of credit facility to Applicant on the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Issuer and Applicant hereby agree as follows:

ARTICLE I.      DEFINITIONS

        1.1     DEFINED TERMS

        All terms defined above shall have the meanings set forth above. The following terms shall have the meanings set forth below:

        "Account" means account no. 436000336 established by Applicant with U.S. Bank National Association acting through its Money Center Department.

        "Account Control Agreement" means that certain Account Control Agreement of even date herewith among Applicant, Issuer and U.S. Bank National Association acting through its Money Center Department for the purpose of perfecting Issuer's security interest in the Account granted hereby.

        "Agreement" means this Letter of Credit Facility Agreement as amended, modified or supplemented from time to time.

        "Applicable Rate" means, at any date, the lesser of (a) the Highest Lawful Rate or (b) a per annum rate equal to the Base Rate in effect on such date, plus, if an Event of Default is continuing on such date, 250 basis points.

        "Available Credit" means, at any time, the amount by which (a) the lesser of (i) 95% of the amount in the Account or (ii) the Commitment Amount is greater than (b) the total of the Obligations.

        "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                                                                          PAGE 1
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        "Base Rate" means, for any day, an interest rate per annum equal to the rate of interest most recently announced by Issuer at its principal office as its prime rate, with each change in the prime rate to be effective on the date such change is publicly announced as effective.

        "Benefit Arrangement" means at an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and that is maintained or otherwise contributed to by any member of the ERISA Group.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in Portland, Oregon or New York, New York.

        "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Governmental Rule, (b) any change in any Governmental Rule or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

        "Change of Control" means the occurrence of any of the following events:

(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Applicant's employee stock ownership plan, is or becomes the beneficial owner, directly or indirectly, of more than 30% of the total voting stock of Applicant (measured by voting power rather than number of shares);

(b) Applicant (whether in one transaction or a series of related transactions) consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of Applicant to any person, or any person consolidates with, or merges with or into Applicant, in any such event pursuant to one transaction or a series of related transactions in which the outstanding voting stock of Applicant is converted into or exchanged for cash, securities or other property, other than any such transaction where:

                (i) the outstanding voting stock of Applicant is converted into or exchanged for voting stock (other than redeemable capital stock) of the surviving or transferee corporation, cash, securities and other property, or a combination thereof; and

                (ii) immediately after such transaction no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Applicant's employee stock ownership plan, is the beneficial owner, directly or indirectly, of more than 30% of the total voting stock of the

                                                                          PAGE 2
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        surviving or transferee corporation (measured by voting power rather than number of shares); provided, however, that in the event of a merger in which the voting stock of Applicant in exchange for voting stock of a holding company which owns all of the outstanding capital stock of Applicant immediately after the merger, a Change of Control shall not be deemed to occur solely as a result of such ownership of the Applicant by such holding company and such holding company shall be deemed to be the surviving corporation in the merger for purposes of determining whether a Change of Control has occurred.

(c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Applicant (together with any new directors whose election by such board of directors or whose nomination for election by the stockholder of Applicant was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Applicant then in office; or

(d)     Applicant is liquidated or dissolved or adopts a plan of liquidation.

        "Closing Date" means the date of this Agreement.

        "Commitment Amount" means $25,000,000.

        "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste or other substance regulated or forming the basis of liability under any Environmental Law.

        "Default" means (i) an Event of Default, (ii) an event or condition that with the giving of notice or the passage of time, or both, would constitute an Event of Default, or (iii) the filing against Applicant of a petition commencing an involuntary case under the Bankruptcy Code.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

        "ERISA Event" means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by any member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any member of the ERISA Group from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or

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condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group.

        "ERISA Group" means Applicant and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Applicant, are treated as a single employer under Section 414 of the Code.

        "Environmental Law" means all federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to the regulation or protection of the environment.

        "Event of Default" has the meaning set forth in Section 7.1 hereof.

        "Excluded Taxes" means, with respect to Issuer or any other recipient of any payment to be made by or on account of any obligation of Applicant hereunder, taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located.

        "Federal Funds Rate" means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate quoted to Issuer on such day by three Federal funds brokers of recognized standing selected by Issuer).

        "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

        "Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

        "Governmental Rule" means any applicable law, rule, regulation, treaty ordinance, order, code interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority.

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        "Highest Lawful Rate" means, at the particular time in question, the maximum rate of interest which, under applicable law, Issuer is then permitted to charge Applicant on the applicable Obligations, and if the maximum rate changes at any time, the Highest Lawful Rate shall increase or decrease, as the case may be, as of the effective time of each such change, without notice to Applicant.

        "Indemnified Taxes" means Taxes other than Excluded Taxes.

        "Indemnitees" has the meaning set forth in Section 8.2(b) hereof.

        "Legal Fees" means expenses and reasonable fees of counsel for Issuer or any Indemnitee (including time charges and disbursements for attorneys who are employees of Issuer), whether incurred in connection with document preparation, negotiations, at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy or otherwise.

        "Letter of Credit" means a letter of credit issued by Issuer pursuant to
Section 2.1 hereof (as such letter of credit may be amended, renewed and/or extended by Issuer), and the terms of which (unless Issuer otherwise elects) are governed by the Uniform Customs and Practice for Documentary Credits most recently published by the International Chamber of Commerce.

        "Letter of Credit Documents" means this Agreement, the Account Control Agreement and each other agreement, note, notice, document, contract or instrument to which any Applicant now or hereafter is a party and that is required by Issuer in connection with the Obligations.

        "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement or the interest of a lessor under a capital lease, synthetic lease, tax retention operating lease, financing lease or any lease having substantially the same economic effect as a conditional sale, title retention agreement or similar arrangement.

        "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of Applicant and its subsidiaries on a consolidated basis, (b) the ability of Applicant to perform its obligations under any of the Letter of Credit Documents, or (c) the rights and remedies of Issuer under any of the Letter of Credit Documents.

        "Maturity Date" means the first anniversary of the Closing Date.

        "Multiemployer Plan" means any employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

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        "Obligations" means all of Applicant's obligations under the Letter of
Credit Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all interest that accrues after the commencement of any case or proceeding by or against Applicant under the Bankruptcy Code, whether or not allowed in such case or proceeding.

        "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Letter of Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Letter of Credit Document.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Governmental Rule.

        "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

        "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

        "Related Party" means, with respect to any Person, any affiliate of such Person or any partner, director, officer, employee, agent or advisor of such Person of any of such Person's affiliates.

        "Release" means, as to any Person, any unpermitted spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment and any "release" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.).

        "Remedial Action" means all actions required to clean up, remove, prevent or minimize a Release or threat of Release or to perform pre-remedial studies and investigations and post-remedial monitoring and care.

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        "Reportable Event" means any of the events set forth in Section 4043(c)
of ERISA, other than events for which the 30 day notice period has been waived.

        "Responsible Officer" means any one of Applicant's President and CEO, VP Finance and CFO, Corporate Controller, Treasurer or Assistant Treasurer.

        "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

        "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

        1.2     HEADINGS

        Headings in this Agreement and each of the other Letter of Credit Documents are for convenience of reference only and are not part of the substance hereof or thereof.

        1.3     GENERAL DEFINITIONAL PROVISIONS

        The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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ARTICLE II.     FACILITY; ISSUER COMPENSATION

        2.1     LETTER OF CREDIT FACILITY

        (a) On the terms and subject to the conditions contained in this Agreement, Issuer shall issue one or more Letters of Credit before the Maturity Date at the request of Applicant for the account of Applicant from time to time; provided, however, that Issuer shall not issue any Letter of Credit if:

                (i)     one or more of the applicable conditions contained in
        Article V is not then satisfied;

                (ii) the face amount of the requested Letter of Credit exceeds the Available Credit; or

                (iii) any order, judgment or decree of any Governmental Authority or arbitrator of which Issuer is aware shall purport by its terms to enjoin or restrain Issuer from issuing such Letter of Credit or any Governmental Rule shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Issuer is not otherwise compensated) not in effect on the Closing Date or result in any loss, cost or expense which (A) was not applicable, in effect or known to Issuer on the Closing Date and which Issuer in good faith deems material to it, and (B) the reimbursement of which is not provided for hereunder.

        (b) Applicant may request that Issuer issue a Letter of Credit only by submitting a letter of credit application on Issuer's standard form not later than 10:00 a.m. (Portland time) at least two Business Days prior to the requested date of issuance. In no event shall the expiry date of any Letter of Credit fall after the first anniversary of the Maturity Date. The expiry date for a standby Letter of Credit may not be more than one year after its date of issuance, and the expiry date for a commercial (documentary) Letter of Credit may not be more than 180 days after its date of issuance.

        2.2     REIMBURSEMENT

        (a) If Issuer makes a payment under a Letter of Credit and is not reimbursed in the manner contemplated by Section 2.2(b), Applicant shall reimburse Issuer the amount so paid (even if, under laws applicable to the rights of the beneficiary of such Letter of Credit, beneficiary's request for payment was validly presented after expiry of such Letter of Credit) in the currency expressed in such Letter of Credit, together with interest at the Applicable Rate from the date Issuer made such payment to the date Applicant pays such reimbursement. Applicant shall pay such reimbursement in immediately available funds within three Business Days of Issuer's demand for reimbursement.

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        (b)     Upon issuance of a commercial (documentary) Letter of Credit,
Issuer may exercise its right under Section 3(c) of the Account Control Agreement and instruct the "Holder" (as defined in the Account Control Agreement) to invest an amount equal to the face amount of such Letter of Credit in an U.S. Bank savings account ("Liquid Investment"). Immediately upon a draw being made under a commercial (documentary) Letter of Credit, Issuer may instruct the Holder to pay to Issuer from the Liquid Investment an amount sufficient to reimburse Issuer for the amount paid by Issuer under such draw.

        2.3     FEES; INTEREST

        (a) Applicant shall pay Issuer the following fees with respect to standby Letters of Credit, each of which shall be nonrefundable even if a standby Letter of Credit is terminated or canceled before its stated expiration date:

                (i) upon the issuance of a standby Letter of Credit or the issuance of an amendment increasing the face amount of a standby Letter of Credit, a letter of credit fronting fee equal to the greater of (A) $100 or (B) the face amount thereof (or, with respect to an amendment increasing the face amount, the increase in the face amount only) multiplied by 0.125%;

                (ii) quarterly, in arrears, on the first Business Day of each calendar quarter and upon expiration, surrender or other termination of the last standby Letter of Credit outstanding, a letter of credit fee equal to the average, aggregate undrawn face amount of all outstanding Letters of Credit during the preceding calendar quarter multiplied by 0.50% per annum; and

                (iii) upon the occurrence of any other activity with respect to a standby Letter of Credit, a fee determined in accordance with Issuer's standard fees and charges then in effect for such activity, and such fees will be billed by Issuer to Applicant monthly and shall be payable in accordance with the terms stated on such billings.

        (b) Applicant shall pay Issuer fees with respect to commercial (documentary) Letters of Credit determined in accordance with Issuer's standard fees and charges then in effect with respect to commercial (documentary) letters of credit.

        (c) All amounts payable by Applicant not paid when due shall bear interest at the Applicable Rate from the date due until paid in immediately available funds.

        (d) All interest and per annum fees shall be computed on the basis of a 360-day year, actual days elapsed.

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        2.4     CHANGE OF CIRCUMSTANCES

        (a)     Increased Costs Generally. If any Change in Law shall:

                (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Issuer;

                (ii) subject Issuer to any tax of any kind whatsoever with respect to this Agreement or any Letter of Credit, or change the basis of taxation of payments to Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.5 and the imposition of, or any change in the rate of, any Excluded Tax payable by Issuer); or

                (iii) impose on Issuer any other condition, cost or expense affecting this Agreement or any Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to Issuer of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by Issuer hereunder then, upon Issuer's request, Applicant will pay to Issuer such additional amount as will compensate Issuer for such additional costs incurred or reduction suffered.

        (b) Capital Requirements. If Issuer determines that any Change in Law affecting Issuer or Issuer's holding company regarding capital requirements has or would have the effect of reducing the rate of return on Issuer's capital or on the capital of Issuer's holding company as a consequence of this Agreement or Issuer's commitment to issue Letters of Credit to a level below that which Issuer or Issuer's holding company could have achieved but for such Change in Law (taking into consideration Issuer's policies and the policies of Issuer's holding company with respect to capital adequacy) by an amount Issuer deems to be material, then from time to time Applicant will pay to Issuer such additional amount as will compensate Issuer or Issuer's holding company for any such reduction suffered.

        (c) Certificates for Reimbursement. A certificate of Issuer setting forth the amount necessary to compensate Issuer or its holding company, as the case may be, as specified in Section 2.4(a) or (b) and setting forth in reasonable detail the basis of the calculation and delivered to Applicant shall be conclusive absent manifest error. Applicant shall pay Issuer the amount shown as due on any such certificate within 10 days after receipt thereof.

        (d) Delay in Requests. Issuer's failure or delay in demanding compensation pursuant to this Section 2.4 shall not constitute a waiver of Issuer's right to demand such compensation, provided that Applicant shall not be required to compensate Issuer pursuant to this Section 2.4 for any increased costs incurred or reductions suffered more than nine months prior to the date that Issuer notifies Applicant of the Change in Law giving rise to such increased costs or reductions and of Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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        2.5     TAXES; PAYMENTS

        (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Applicant under any Letter of Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Applicant is required by Governmental Rule to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5) Issuer receives an amount equal to the sum it would have received had no such deductions been made, (ii) Applicant shall make such deductions and (iii) Applicant shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b) Payment of Other Taxes by Applicant. Without limiting the provisions of Section 2.5(a), Applicant shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

        (c) Indemnification by Applicant. Applicant shall indemnify Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.5) paid by Issuer and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Applicant by Issuer shall be conclusive absent manifest error.

        (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Applicant to a Governmental Authority, Applicant shall deliver to Issuer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Issuer.

        (e) Reversal of Payments. If after receipt of any payment of any of the Obligations or application of the proceeds of any collateral to any of the Obligations Issuer is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or application of proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or application of proceeds had not been received or applied by Issuer. Applicant hereby indemnifies and holds Issuer harmless for the amount of any such payments or proceeds surrendered or returned. This Section 2.5 shall remain effective notwithstanding any contrary action which may be taken by Issuer in reliance upon such payment or proceeds. This Section 2.5 shall survive the payment in full and performance of all of Applicant's other Obligations.

        2.6     DUTY TO MITIGATE

        If Issuer claims any additional amount payable pursuant to either
Section 2.4 or Section 2.5, Issuer, at Applicant's expense, shall use reasonable efforts (consistent with Governmental Rules) to file any certificate or document reasonably requested by Applicant if the making of such filing would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue or avoid the circumstances giving rise to such additional amounts and would not, in the sole determination of Issuer, require it to incur additional costs or be otherwise disadvantageous to Issuer.

ARTICLE III.    REPRESENTATIONS AND WARRANTIES

        Applicant makes the following representations and warranties to Issuer, which representations and warranties shall survive the execution of this
Agreement:

        3.1     LEGAL STATUS

        Applicant is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all Permits and other approvals necessary to enter into and perform the Obligations and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to have so qualified or have such power and authority could not reasonably be expected to have a Material Adverse Effect.

        3.2     DUE AUTHORIZATION; NO VIOLATION

        Applicant's execution, delivery and performance of the Letter of Credit Documents executed or to be executed by it are within its powers, have been duly authorized by all necessary action, and do not (a) contravene its certificate of incorporation or by-laws; (b) contravene any contractual restriction or Governmental Rule binding on or affecting it; or (c) result in, or require the creation or imposition of, any Lien on its property, except Liens for the benefit of Issuer; in the case of clauses (b) and (c), which could reasonably be likely to have a Material Adverse Effect.

        3.3     APPROVALS; REGULATION

        No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by Applicant of the Letter of Credit Documents to which it is a party. Applicant is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        3.4     VALIDITY; ENFORCEABILITY

        The Letter of Credit Documents executed by Applicant constitute the legal, valid and binding obligations of Applicant enforceable in accordance with their respective terms.

        3.5     TAXES

        Applicant has filed, or caused to be filed, all federal, state, local and foreign tax returns required to be filed by it, and has paid, or caused to be paid, all taxes as are shown on such returns, or on any assessment received by it, to the extent that such taxes have become due, except as otherwise contested in good faith. Applicant has set aside proper amounts on its books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities and for taxes being contested by it.

        3.6     LITIGATION, LABOR CONTROVERSIES

        Except as specifically disclosed in its public filings with the Securities and Exchange Commission, there is no pending or, to the knowledge of Applicant, threatened litigation, action, proceeding, or labor controversy affecting Applicant, or any of its property, assets or revenues, which could reasonably be expected to have a Material Adverse Effect.

        3.7     ERISA COMPLIANCE

        (a) Each Benefit Arrangement and Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Governmental Rules. Each Benefit Arrangement and Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS. Each member of the ERISA Group have made all required contributions to each Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b) There are no pending or, to the best knowledge of Applicant, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Benefit Arrangement or Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Benefit Arrangement or Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

        (c) Except as specifically disclosed in its public filings with the Securities and Exchange Commission: (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Plan has any Unfunded Pension Liability;
(iii) no member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

        3.8     ENVIRONMENTAL MATTERS

        Applicant conducts in the ordinary course of business a review of the effect of existing Environmental Laws on its business, operations and properties, and as a result thereof Applicant has reasonably concluded that, except as specifically disclosed in its public filings with the Securities and Exchange Commission, it is in compliance in all material respects with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in its public filings with the Securities and Exchange Commission: (i) Applicant has not received written notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed, except for such notices received that in the aggregate do not refer to Remedial Actions that could reasonably be expected to result in a Material Adverse Effect; and (ii) there have been no Releases by it that could reasonably be expected to result in a Material Adverse Effect.

        3.9     NO DEFAULTS

        Except as specifically disclosed in its public filings with the Securities and Exchange Commission, no facts or circumstances exist which would constitute a breach of any obligation, representation or warranty of Applicant hereunder if this Agreement were in effect immediately prior to Applicant's execution hereof.

        3.10    SOLVENCY

        Applicant has received consideration that is the reasonably equivalent value of the obligations and liabilities that it has incurred to Issuer. Applicant is not insolvent as defined in any Governmental Rule, nor will it be rendered insolvent by the execution and delivery of this Agreement or the other Letter of Credit Documents. Applicant does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature. Applicant has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

        3.11    COMPLIANCE WITH LAW

        Except as specifically disclosed in its public filings with the Securities and Exchange Commission, Applicant is in compliance with all Governmental Rules, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        3.12    INSURANCE

        All current policies of insurance of any kind or nature owned by or issued to Applicant, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies owning and operating properties similar to Applicant's properties.

        3.13    TRUTH, ACCURACY OF INFORMATION

        All factual information taken as a whole furnished by Applicant to Issuer in connection with the Letter of Credit Documents is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information furnished, in light of the circumstances under which furnished, not misleading (it being recognized that the projections and forecasts provided by Applicant are not to be viewed as facts and that actual results during the period covered by any such projections and forecasts may differ from the projected or forecasted results).

ARTICLE IV.     SECURITY

        4.1     THE ACCOUNT

        As security for the prompt payment and performance of the Obligations, Applicant hereby grants Issuer a first priority security interest in the Account, all interest and other investment income earned thereon, all other property from time to time in the Account and all proceeds of the foregoing. Contemporaneously herewith, Applicant, Issuer and U.S. Bank National Association acting through its Money Center Department have entered into the Account Control Agreement.

ARTICLE V.      CONDITIONS

        5.1     CONDITIONS OF INITIAL ISSUANCE OF LETTER OF CREDIT

        The obligation of Issuer to issue any Letter of Credit is subject to the fulfillment to Issuer's satisfaction of all of the following conditions:

        (a) Documentation. Issuer shall have received, in form and substance satisfactory to it, each of the following duly executed:

                (i)     this Agreement and the Account Control Agreement;

                (ii) a certificate of Applicant's secretary or assistant secretary dated as of the Closing Date as to: (A) resolutions of its board of directors or executive committee then in full force and effect authorizing the execution, delivery and performance of each of the Letter of Credit Documents to be executed by it; and (B) the incumbency and signatures of those of its officers authorized to act with respect to the Letter of Credit Documents to be executed by it;

                (iii) from the Secretary of State of Delaware, with respect to Issuer, a certificate of existence and a certified copy of its certificate of incorporation;

                (iv) evidence satisfactory to Issuer that Applicant's credit facility with Textron Financial Corporation has been terminated;

                (v) an opinion of Applicant's counsel as to such matters as Issuer shall reasonably require; and

                (vi)    such other documents as Issuer may reasonably require.

        (b) Financial Condition. There is no event or circumstance that can reasonably be expected to have a Material Adverse Effect.

        (c) Fees and Expenses. Applicant shall have paid all fees and invoiced costs and expenses then due pursuant to the terms of this Agreement.

        5.2     CONDITIONS OF EACH EXTENSION OF CREDIT

        The obligation of Issuer to issue any Letter of Credit contemplated by this Agreement is subject to the further conditions precedent that:

        (a) the following statements shall be true on the date of such issuance, both before and after giving effect thereto, and the acceptance by the beneficiary of such Letter of Credit shall constitute a representation and warranty by Applicant that on the date of such issuance such statements are true:

                (i) the representations and warranties of Applicant contained in the Letter of Credit Documents are correct in all material respects on and as of such date as though made on and as of such date or, as to those representations and warranties limited by their terms to a specified date, were correct in all material respects on and as of such date; and

                (ii) no Default is continuing or would result from the Letter of Credit being issued;

        (b) the issuance of such Letter of Credit on such date does not violate any Governmental Rule and is not enjoined, temporarily, preliminarily or permanently;

        (c) Issuer shall have received such additional documents, information and materials as Issuer may reasonably request; and

        (d) no event or circumstance exists that can reasonably be expected to have a Material Adverse Effect.

ARTICLE VI.     COVENANTS

        Applicant covenants that until performance and payment in full, in cash of all Obligations, Applicant shall:

        6.1     PAYMENTS

        Pay all liabilities due under any of the Letter of Credit Documents at the times and place and in the manner specified therein (after giving effect to all applicable grace periods).

        6.2     ACCOUNTING RECORDS

        Keep accurate books and records of its financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with GAAP.

        6.3     FINANCIAL INFORMATION AND REPORTS

        Provide to Issuer the following, in form and detail reasonably satisfactory to Issuer (provided that Applicant shall not be required to comply with the obligations and clauses (i) and (ii) below to the extent that such financial statements are made publicly available in filings with the Securities and Exchange Commission within such time periods):

                (i) as soon as available, but not later than 90 days after and as of the end of each fiscal year, audited consolidated financial statements of Applicant and its subsidiaries, prepared in accordance with GAAP and certified by an independent certified public accountant acceptable to Issuer, together with such accountant's unqualified opinion with respect thereto;

                (ii) as soon as available, but not later than 45 days after and as of the end of the first three fiscal quarters of each fiscal year, consolidated balance sheets of Applicant and its subsidiaries as of the end of such fiscal quarter and consolidated statements of earnings and cash flow of Applicant and its subsidiaries for such fiscal quarter prepared in accordance with GAAP (subject to normal year-end adjustments and, if Applicant so elects, without footnotes) together with a comparison of Applicant's financial condition for such fiscal quarter and year-to-date with the corresponding fiscal quarter and year-to-date in the immediately preceding fiscal year;

                (iii) not later than 45 days after the end of each fiscal quarter, a certificate of a Responsible Officer stating that no Default existed at any time during such quarter, except for those events or conditions, if any, described in such certificate in reasonable detail, together with a statement of any action taken or proposed to be taken with respect thereto; and

                (iv) from time to time such other information as Issuer may reasonably request.

        6.4     COMPLIANCE

        Preserve and maintain all licenses, Permits, governmental approvals, rights, privileges, franchises and general intangibles necessary for the conduct of its business and comply in all material respects with all Governmental Rules, other than, in either event, such failure to do so the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        6.5     TAXES

        Pay and discharge when due any and all Taxes, except (a) such as Applicant may in good faith contest or as to which a bona fide dispute may arise and for which Applicant has made provision for adequate reserves in accordance with GAAP, or (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        6.6     NOTICE TO ISSUER

        Promptly give notice to Issuer in reasonable detail of (a) the occurrence of any Default or (b) any litigation pending or threatened in writing against Applicant with claims in excess of $25,000,000.

        6.7     FURTHER ASSURANCES

        At Issuer's request at any time and from time to time, duly execute and deliver such further agreements, documents and instruments, and do or cause to be done such further acts as may reasonably be necessary or proper to effectuate the provisions or purposes of the Letter of Credit Documents, at Applicant's expense.

ARTICLE VII.    EVENTS OF DEFAULT

        7.1     EVENTS OF DEFAULT

        The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

        (a) Applicant shall fail to pay when due any amount payable under any of the Letter of Credit Documents;

        (b) any financial statement or certificate furnished to Issuer in connection with, or any representation or warranty made by Applicant under, any of the Letter of Credit Documents shall prove to be false or misleading in any material respect when furnished or made;

        (c) Applicant shall fail to provide any certificate, report or other information which it is required to provide pursuant to Section 6.3 on the date specified in Section 6.3; provided that unless Applicant has previously failed to provide any required certificate, report or other information by the required date on one previous occasion within the preceding twelve months such failure shall be considered an Event of Default only if Applicant fails to provide such certificate, report or other information within five Business Days of the earlier of (i) the date Applicant has knowledge of its failure to so provide such certificate, report or other information, or
(ii) the date Issuer, notifies Applicant of such failure;

        (d) any default by Applicant in the performance of or compliance with any obligation, agreement or other provision contained in any Letter of Credit Document (other than those referred to in subsections (a) through (c) above) for 30 days after written notice thereof has been given to Applicant by Issuer;

        (e) any default by Applicant in the payment or performance of any obligation under the terms of any contract or instrument (other than any of the Letter of Credit Documents) evidencing any indebtedness or liability in excess of $35,000,000 ("Material Contract") if such default has not been cured to the satisfaction of the affected creditor or waived by such creditor within any applicable cure period provided under the contract or instrument if the effect of such event or circumstance is to accelerate or to permit the acceleration of the maturity of such indebtedness or liability; or any indebtedness or liability under any Material Contract is declared due or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

        (f) Applicant shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally be unable to or fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Applicant shall file a voluntary petition in bankruptcy, or seek to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or other Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or other Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Applicant and is not dismissed, stayed or vacated within 60 days thereafter; Applicant shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Applicant shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors; or Applicant takes any corporate action authorizing, or in furtherance of, any of the foregoing;

        (h)     any Change of Control;

        (i) the amount of the Obligations exceeds 95% of the amount in the Account for five Business Days after written notice thereof has been given by Issuer to Applicant;

        (j) any Letter of Credit Document shall (except in accordance with its terms), in whole or in any material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Applicant; Applicant, directly or indirectly, contests in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation, in whole or in any material part, ceases to be a perfected first priority Lien.

        7.2     REMEDIES

        During the continuance of any Event of Default, Issuer (i) may by written notice to Applicant, terminate the obligations of Issuer to issue any Letter of Credit or extend any further credit under any of the Letter of Credit Documents, (ii) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code, (iii) declare all or any part of the Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Applicant, and/or (iv) pursue any other right or remedy contained in the Letter of Credit Documents and/or any other action or remedy available at law or in equity, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law. Upon the occurrence or existence of any Event of Default described in Section 7.1(f) hereof, immediately and without notice, (A) the obligations, if any, of Issuer to issue any Letter of Credit or extend any further credit under any of the Letter of Credit Documents shall automatically cease and terminate, and (B) all indebtedness of Applicant under the Letter of Credit Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Applicant.

ARTICLE VIII.   MISCELLANEOUS

        8.1     NOTICES

                Any notice required or permitted to be given hereunder will be in writing, will be addressed to the party to be notified at the address set forth below, or at such other address as each party may designate for itself from time to time by notice hereunder, and will be deemed to have been validly given (i) five days following deposit in the United States mail, with proper first-class postage prepaid, (ii) the next Business Day after notice was delivered to a regularly scheduled overnight delivery carrier, or (iii) upon receipt of notice given by fax, or personal delivery:

                To Applicant:    Oregon Steel Mills, Inc.
                                 1000 SW Broadway, Suite 2200
                                 Portland, Oregon  97205
                                 Attn:  Jeff Stewart
                                 Fax No.:  (503) 978-4870

                To Issuer:       U.S. Bank National Association
                                 National Corporate Banking
                                 PD-OR-P4CB
                                 555 SW Oak Street, Suite 400
                                 Portland, Oregon  97204
                                 Attn:  Scott J. Bell
                                 Fax No.:  (503) 275-5428

        8.2     EXPENSES; INDEMNITY; DAMAGE WAIVER

        (a) Costs and Expenses. Applicant shall pay (i) all reasonable out-of-pocket expenses (including Legal Fees) incurred by Issuer in connection with the preparation, negotiation, execution, delivery and administration of the Letter of Credit Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses (including Legal
Fees) incurred by Issuer in connection with the enforcement or protection of its rights in connection with the Letter of Credit Documents and the Obligations, including those incurred during any workout, restructuring or negotiations in respect of the Obligations.

        (b) Indemnification by Applicant. Applicant shall indemnify Issuer (and any sub-agent thereof) and each Related Party of Issuer (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including Legal Fees) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Applicant arising out of, in connection with, or as a result of (i) the execution or delivery of any Letter of Credit Document, the performance by the parties hereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use or proposed use of any Letter of Credit, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Applicant, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Applicant against an Indemnitee for breach in bad faith of such Indemnitee's obligations under any Letter of Credit Document, if Applicant has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

        (c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Applicant shall not assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Letter of Credit Document or any agreement or instrument contemplated thereby, the transactions contemplated thereby or the use any Letter of Credit.

        (d) Payments. All amounts due under this Section 8.2 shall be payable promptly upon demand therefor.

        (e) Survival. This Section 8.2 shall survive the payment in full and performance of all of Applicant's other Obligations.

        8.3     SUCCESSORS AND ASSIGNS

        The Letter of Credit Documents shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided, however, that Applicant may not assign or otherwise transfer its interest or obligations hereunder. Issuer may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Issuer's rights and benefits under each of the Letter of Credit Documents to any of Issuer's affiliates and, with the prior written consent of Applicant (which consent will not be unreasonably withheld or delayed), to any bank, financial institution or institutional lender.

        8.4     NO WAIVER; CUMULATIVE REMEDIES

        No failure on the part of Issuer to exercise, and no delay in exercising, any right, power, privilege or remedy under any Letter of Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The rights and remedies under the Letter of Credit Documents are cumulative and not exclusive of any rights, powers, privileges and remedies that may otherwise be available to Issuer.

        8.5     SETOFF

        If an Event of Default is continuing, Issuer and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Issuer or any such affiliate to or for the credit or the account of Applicant against any and all of the Obligations, irrespective of whether or not Issuer shall have made any demand under any Letter of Credit Document and although such Obligations may be contingent or unmatured. The rights of Issuer and its affiliates under this Section 8.5 are in addition to other rights and remedies (including other rights of setoff) that Issuer or its affiliates may have. Issuer shall endeavor to notify Applicant promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

        8.6     AMENDMENT; COUNTERPARTS; INTEGRATION; EFFECTIVENESS

        The Letter of Credit Documents may be amended or modified only by a written document executed by the parties hereto. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Letter of Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by Issuer and when Issuer shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

        8.7     NO THIRD PARTY BENEFICIARIES

        This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Letter of Credit Documents to which it is not a party.

        8.8     TIME

        Time is of the essence of each and every provision of this Agreement and each other of the Letter of Credit Documents.

        8.9     SEVERABILITY OF PROVISIONS

        If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        8.10    CONFIDENTIALITY

        Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its affiliates and to its and its affiliates' respective directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Governmental Rule or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under any Loan Document or any action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 8.10, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Applicant and its obligations, (g) with the consent of Applicant or
(h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 8.10 or (y) becomes available to Issuer or any of its affiliates on a nonconfidential basis from a source other than Applicant.

        For purposes of this Section 8.10, "Information" means all information received from Applicant relating to Applicant or its business, other than any such information that is available to Issuer on a nonconfidential basis prior to disclosure by Applicant, provided that, in the case of information received from Applicant after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 8.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        Notwithstanding anything herein to the contrary, "Information" shall not include, and Issuer may disclose to any and all Persons, without limitation of any kind, (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (b) all materials of any kind (including opinions or other tax analyses) that are provided to Issuer relating to such tax treatment or facts.

        8.11    GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, excluding any conflicts of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

        8.12    USA PATRIOT ACT NOTICE

        Issuer hereby notifies Applicant that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) ("Act"), Issuer is required to obtain, verify and record information that identifies Applicant, which information includes Applicant's name, address and other information that will allow Issuer to identify Applicant in accordance with the Act.

        8.13    SUBMISSION TO JURISDICTION

        APPLICANT AND ISSUER EACH HEREBY: (A) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND THE FEDERAL COURTS OF THE UNITED STATES FOR THE DISTRICT OF OREGON FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LETTER OF CREDIT DOCUMENTS; (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS; (C) IRREVOCABLY WAIVES (TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

        8.14    WAIVER OF JURY TRIAL

        APPLICANT AND ISSUER EACH, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER LETTER OF CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND/OR ANY OF THE OTHER LETTER OF CREDIT DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

        8.15    OREGON STATUTORY NOTICE

        UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY ISSUER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE APPLICANT'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY ISSUER TO BE ENFORCEABLE.

        IN WITNESS WHEREOF, this Letter of Credit Facility Agreement has been duly executed as of the date first written above.

                                        OREGON STEEL MILLS, INC.

                                        By:      /s/ L. RAY ADAMS
                                                 -------------------------------
                                        Title:   CF0

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By:      /s/ SCOTT J. BELL
                                                 -------------------------------
                                        Title:   SVP